UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): NOVEMBER 15, 2006


                          L-1 IDENTITY SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)


         DELAWARE                        000-21559               04-3320515
(State or other jurisdiction of        (Commission            (I.R.S. employer
       incorporation)                  file number)          identification no.)



                  177 BROAD STREET, STAMFORD, CONNECTICUT 06901
               (Address of principal executive offices) (Zip code)

       Registrant's telephone number, including area code: (203) 504-1100

                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

            On November 15, 2006, L-1 Identity Solutions, Inc. (the "Company") and 6653375 Canada Inc., a corporation incorporated under the Canada Business Corporations Act (the "CBCA") and a wholly owned subsidiary of the Company ("Merger Sub"), entered into an Arrangement Agreement (the "Agreement") with ComnetiX Inc., a corporation incorporated under the CBCA ("ComnetiX"), to acquire all of the outstanding capital stock of ComnetiX for approximately $12.5 million in cash (the "Consideration"). The acquisition (the "Arrangement") is structured as an arrangement under the CBCA with ComnetiX surviving as a wholly-owned subsidiary of the Company.

            Consummation of the Arrangement is subject to customary closing conditions, including obtaining approval of two-thirds of the stockholders of ComnetiX' common stock, without par value (the "Common Stock"), entitled to vote, and two-thirds of the holders of certain identified ComnetiX warrants entitled to vote, in each case voting as a separate class, and obtaining the requisite court approval in Ontario, Canada pursuant to the CBCA. The Agreement contains certain termination rights for both ComnetiX and the Company, and further provides that, upon termination of the Agreement under specified circumstances, ComnetiX must pay the Company a termination fee of five percent of the aggregate Consideration and an identified reimbursement fee with respect to the Company's out-of-pocket costs and expenses.

            The board of directors of each of the Company and ComnetiX has adopted and approved the Agreement. The Agreement contains customary representations, warranties and covenants made by the parties to each other. ComnetiX' covenants include that (i) ComnetiX will conduct its business in the ordinary course consistent with past practice during the period between the execution of the Agreement and the closing date, (ii) ComnetiX will not engage in certain kinds of transactions during such period, and (iii) ComnetiX will not solicit proposals or enter into negotiations relating to or concerning alternative business combination transactions unless certain conditions are satisfied.

            The foregoing description of the Arrangement and the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

            Certain stockholders and warrantholders of ComnetiX have entered into voting agreements with the Company in connection with the Arrangement. The voting agreements cover approximately 28% of the outstanding shares of Common Stock entitled to vote and 67% of the applicable warrants entitled to vote. The voting agreements provide, among other things, that ComnetiX stockholders and warrantholders who have signed the agreements will vote their shares of Common Stock or warrants, respectively, in favor of the Arrangement and against any competing proposals.

            On November 15, 2006, the Company issued a press release announcing the execution of the Agreement. A copy of the press release is furnished herewith as Exhibit 99.1.

ITEM 7.01.     REGULATION FD DISCLOSURE.

         On November 15, 2006, the Company issued a press release announcing the execution of the Agreement in connection with the planned acquisition of ComnetiX as described in Item 1.01 above. A copy of the press release is furnished herewith as Exhibit 99.1.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit 2.1 Arrangement Agreement, dated November 15, 2006, among L-1 Identity Solutions, Inc., 6653375 Canada Inc. and ComnetiX Inc.

Exhibit 99.1   Press Release issued November 15, 2006

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 16, 2006
                                            L-1 IDENTITY SOLUTIONS, INC.


                                            By: /s/  Robert V. LaPenta
                                                --------------------------------
                                                Robert V. LaPenta
                                                Chairman, President & Chief
                                                Executive Officer

                                  EXHIBIT INDEX



    Exhibit No.                                  Description
    -----------                                  -----------

Exhibit 2.1 Arrangement Agreement, dated November 15, 2006, among L-1 Identity Solutions, Inc., 6653375 Canada Inc. and ComnetiX Inc.

Exhibit 99.1            Press Release issued November 15, 2006